Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 of Diodes Incorporated (the “Company”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such periodic report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 6, 2025

/s/ Gary Yu
Gary Yu
President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Diodes Incorporated and will be furnished to the Securities and Exchange Commission or its staff upon request.